Exhibit 99.1

Hortonworks Reports Financial Results for Second Quarter 2016

SANTA CLARA, Calif.—August 4, 2016—Hortonworks, Inc.® (NASDAQ: HDP), a leading innovator of open and connected data platforms, today announced financial results for the second quarter 2016.

“Our second quarter performance was highlighted by strong support subscription revenue growth and a material improvement in operating cash flow,” said Rob Bearden, chief executive officer and chairman of the board of directors of Hortonworks. “We remain focused on transforming our enterprise customers’ business models while also improving our own business model.”

Second Quarter 2016 Financial Highlights:

•	Revenue: Total GAAP revenue was $43.6 million for the second quarter of 2016, an increase of 46 percent compared to the second quarter of 2015.

•	Operating Billings: Operating billings, the aggregate value of all invoices sent to our customers in a given period, were $62.2 million for the second quarter of 2016, an increase of 49 percent compared to the second quarter of 2015. We have historically disclosed gross billings as a non-GAAP financial measure that presented total revenue plus the change in deferred revenue for the same period. Going forward, one would need to add our revenue to our change in deferred revenue to calculate a number that is comparable to our historically reported gross billings numbers.

•	Gross Profit: Total GAAP gross profit was $25.6 million for the second quarter of 2016, compared to gross profit of $16.7 million in the same period last year. Non-GAAP gross profit for the second quarter of 2016 was $27.0 million compared to $17.3 million in the second quarter of 2015. GAAP gross margin was 59 percent for the second quarter of 2016, compared to 56 percent during the same period last year. Non-GAAP gross margin was 62 percent for the second quarter 2016, compared to 58 percent during the same period last year.

•	Operating Loss: GAAP operating loss for the second quarter of 2016 totaled $64.3 million, compared to a loss of $42.9 million during the second quarter last year. Non-GAAP operating loss for the second quarter of 2016 was $41.6 million, compared to a loss of $34.7 million for the same period last year.

•	Net Loss: GAAP net loss for the second quarter of 2016 was $64.2 million, or $1.12 per basic and diluted share, compared to a net loss of $43.0 million, or $1.01 per basic and diluted share, in the second quarter of 2015. Non-GAAP net loss for the second quarter of 2016 was $41.5 million, or $0.72 per basic and diluted share, compared to a net loss of $34.8 million, or $0.82 per basic and diluted share, in the same period last year.

•	Deferred Revenue: Deferred revenue was $131.8 million for the second quarter of 2016, a 23 percent increase over the $106.8 million reported as of December 31, 2015 and a 64 percent increase over the $80.6 million reported as of June 30, 2015.

•	Cash & Investments: As of June 30, 2016, Hortonworks had cash and investments of $130.1 million, compared to $96.9 million as of December 31, 2015 and $144.4 million as of June 30, 2015.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release.

Recent Business Highlights:

•	Open Energi Deploys Hortonworks DataFlow for a Smarter Energy Grid. In June 2016, Hortonworks announced Open Energi expanded its data management and enrichment investment to include Hortonworks DataFlow (HDFTM). HDF has enabled Open Energi to analyze data in motion in order to better serve businesses looking to optimize energy use. HDF has proved an invaluable addition to Hortonworks Data Platform (HDPTM) at Open Energi.

•	Hortonworks Data Platform Modernizes IT for Hewlett Packard Enterprise. In June 2016, Hortonworks announced Hewlett Packard Enterprise (HPE) upgraded its Enterprise Analytics and Business Intelligence capabilities using HDP. HDP enabled HPE to securely integrate the tools it needs and achieve higher performance, all at a significantly lower cost. This modernization of its current data architecture with HDP decreased operating costs by millions, but also delivered significant improvements in HPE’s Enterprise Analytics and Business Intelligence areas.

•	Hortonworks Advances Enterprise Innovations for Connected Data Platforms. In June 2016, Hortonworks announced new innovations to HDP, including industry-leading security and governance, enterprise Apache Spark at scale, streamlined operations and developer productivity. Hortonworks executed on its new distribution strategy to deliver rapid innovations from the Apache Hadoop community to its customers with this latest Extended Services release.

•	Hortonworks Addresses Growing and Open Ecosystem with Expansion of Partnerworks Program. In June 2016, Hortonworks announced the expansion of its successful Partnerworks program to include new offerings for Managed Service Providers and Integrated Software Vendor/Integrated Hardware Vendor partners. Partnerworks is a comprehensive global program to support and enable partners selling, implementing and innovating with Hortonworks solutions.

•	Hortonworks Offers Business Intelligence on Hadoop Powered by AtScale. In June 2016, Hortonworks announced it will resell technology from AtScale, providing business users with a fast and secure self-service business intelligence (BI) platform for Hadoop. With AtScale, users can query data as soon it lands in Apache Hadoop, without any data movement and from any BI tool.

•	Hortonworks Initiates Precision Medicine Consortium to Explore Next Generation Genomics Open Source Platform. In June 2016, Hortonworks announced the formation of a new consortium to define and develop an open source genomics platform to accelerate genomics-based precision medicine in research and clinical care. Other founding members include Arizona State University, Baylor College of Medicine, Booz Allen Hamilton, Mayo Clinic, OneOme and Yale New Haven Health.

•	Hortonworks Names Microsoft Azure HDInsight as its Premier Connected Data Platforms Cloud Solution. In June 2016, Hortonworks announced Microsoft Azure HDInsight as its Premier Connected Data Platforms cloud solution to give customers Apache Hadoop in cloud environments. The two companies have been pioneering cloud solutions for the past four years together through a strategic partnership spanning joint engineering and go-to-market motions, giving customers the most flexible big data environments.

•	Hortonworks Extends Professional Services and Training Offerings to Meet Growing Customer Demand. In June 2016, Hortonworks announced updates to its Global Professional Services (GPS) program to support and enable Hortonworks Connected Data Platforms customers at any point in their big data journey. The new GPS program helps customers speed their business transformation by providing specific and tailored services.

•	AGL Selects Hortonworks to Help Improve Customer Experience. In June 2016, Hortonworks announced AGL Energy Limited, one of Australia’s largest energy providers, has selected HDP to help deliver a better customer experience. With HDP, AGL will streamline business processes across its customer service, digital and marketing teams.

Financial Outlook

As of August 4, 2016, Hortonworks is providing the following financial outlook for its third quarter of 2016 and full year 2016:

For the third quarter of 2016:

We expect total GAAP revenue to be $45.0 million.

We expect operating billings, the aggregate value of all invoices sent to our customers in a given period, to be $68.0 million.

We expect non-GAAP gross billings to be $68.0 million. Note that this is the last quarter we will provide guidance for non-GAAP gross billings. Going forward, to calculate a figure that is comparable to our historically reported gross billings, one would need to add revenue to the change in deferred revenue for the respective period.

We expect Adjusted EBITDA to be negative $13.0 million, and as we have previously disclosed, we expect to achieve Adjusted EBITDA breakeven in the fourth quarter of this year, due to a combination of billings growth and cost containment. Note this is the last quarter we will provide guidance for Adjusted EBITDA. Through the fourth quarter of 2016, when we expect to achieve Adjusted EBITDA breakeven, we will guide to each element of Adjusted EBITDA separately. To calculate a figure that is comparable to our historically reported Adjusted EBITDA, one would, starting with revenue, add the change in deferred revenue, subtract non-GAAP expenses and add depreciation. To illustrate this approach, we guide the following for the third quarter of 2016:

Revenue:	$45.0 million
plus Change in Deferred Revenue:	$23.0 million
minus Non-GAAP Expenses:	$83.0 million
plus Depreciation:	$2.0 million

For the full year 2016:

We currently estimate our total GAAP revenue to be $177.0 million in 2016. This is the result, as previously mentioned, of the increase in multi-year deals that we saw in the first half of 2016 that we expect will impact the contours of our revenue growth trajectory starting in the second half of 2016.

We estimate operating billings, the aggregate value of all invoices sent to our customers in a given period, of $265.0 million in 2016.

We estimate non-GAAP gross billings of $259.0 million in 2016, which includes the negative impact of a $5.9 million deferred revenue reserve established in the second quarter of 2016. Note that this is the last quarter we will provide guidance for gross billings as a non-GAAP measure. Going forward, to calculate a figure that is comparable to our historically reported gross billings, one would need to add together revenue and change in deferred revenue.

We expect 2016 Adjusted EBITDA of negative $61.2 million which includes the negative impact of the $5.9 million deferred revenue reserve established in the second quarter of 2016. Note this is the last quarter we will provide guidance for Adjusted EBITDA. Through the fourth quarter of 2016, when we expect to achieve Adjusted EBITDA breakeven, we will guide to each element separately. To calculate a figure that is comparable to our historically reported Adjusted EBITDA, one would, starting with revenue, add the change in deferred revenue, subtract non-GAAP expenses and add depreciation. To illustrate this approach, we guide the following for the full year 2016:

Revenue:	$177.0 million
plus Change in Deferred Revenue:	$82.0 million
minus Non-GAAP Expenses:	$327.5 million
plus Depreciation:	$7.3 million

Hortonworks has not reconciled its expectations as to non-GAAP Expenses to its most directly comparable GAAP measure because of the uncertainty regarding, and the potential variability of, certain costs and expenses that may be incurred in the future, such as stock-based compensation and lawsuit litigation expenses. Accordingly, reconciliation is not available without unreasonable effort, although these factors could be material to Hortonworks’s results computed in accordance with GAAP.

Second Quarter 2016 Earnings Conference Call and Webcast Details

Hortonworks will hold a conference call and webcast today to discuss the results and outlook at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) on Thursday, August 4, 2016. Interested parties may access the call by dialing (877) 930-7786 in the U.S. or (253) 336-7423 from international locations. In addition, a live audio webcast of the conference call will be available on the Hortonworks Investor Relations website at http://investors.hortonworks.com.

Shortly after the conclusion of the conference call, a replay of the audio webcast will be available on the Hortonworks Investor Relations website for approximately seven days.

Statement Regarding Use of Non-GAAP Financial Measures

Hortonworks reports non-GAAP results for gross profit and margins, operating loss and margins, net loss, basic and diluted net loss per share, adjusted EBITDA and gross billings in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Hortonworks’ financial measures under GAAP include stock-based compensation expense, acquisition-related items, amortization of intangible assets, depreciation expense, and other income/expense, net. Management believes the presentation of operating results that exclude these items provides useful supplemental information to investors and facilitates the analysis of the Company’s core operating results and comparison of operating results across reporting periods. Management also believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing the Company’s past and future operating performance.

Non-GAAP gross billings is calculated as GAAP revenue plus the change in deferred revenue for the same period.

Non-GAAP cost of revenue is calculated as GAAP cost of revenue less stock-based compensation expense and amortization of intangibles. Management believes non-GAAP cost of revenue offers investors useful supplemental information regarding the performance of our business, and will help investors better understand our business.

Non-GAAP gross profit is calculated as GAAP revenue less our non-GAAP cost of revenue. Management believes non-GAAP gross profit offers investors useful supplemental information to help compare our recurring core business operating results over multiple periods.

Non-GAAP gross margin is calculated as non-GAAP gross profit divided by GAAP revenue. Management believes that non-GAAP gross margin offers investors useful supplemental information in evaluating our ongoing operational performance, and will help investors better understand our underlying business.

Non-GAAP expenses is calculated as GAAP cost of revenue plus stock-based compensation expense and amortization of intangibles plus GAAP operating expenses plus stock-based compensation expense and amortization of intangibles. Management believes non-GAAP expenses offers investors useful supplemental information regarding the cost structure of our business, and will help investors better understand our business.

Non-GAAP operating loss is calculated as GAAP operating loss plus GAAP revenue adjustments and non-GAAP cost of revenue and operating expense adjustments. The Company believes that non-GAAP operating loss is a useful metric for management and investors because it excludes the effect of stock-based compensation expense, acquisition-related retention bonus, amortization of intangibles and other nonrecurring items so that our management and investors have a greater visibility to the underlying performance of the business operations.

Non-GAAP operating margin is calculated as non-GAAP operating loss divided by GAAP revenue. Management believes that non-GAAP operating margin offers investors useful supplemental information in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods.

Non-GAAP net loss is calculated as GAAP net loss plus GAAP revenue adjustments and non-GAAP cost of revenue and operating expense adjustments. Management believes non-GAAP net loss offers investors useful supplemental information to help identify trends in our underlying business and perform related trend analyses.

Non-GAAP net loss per basic and diluted share is calculated as non-GAAP net loss divided by the weighted average shares outstanding for the period. Management believes non-GAAP net loss per basic and diluted share offers investors useful supplemental information, and will help investor better understand our performance and return to shareholders.

Adjusted EBITDA is calculated as gross billings (revenue plus change in deferred revenue) minus non-GAAP expenses plus depreciation. Management uses adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of our overall assessment of our performance and for planning purposes, including the preparation of our annual operating budget, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. This is the last quarter we will report on Adjusted EBITDA.

Use of Forward-Looking Statements

This press release contains “forward-looking statements” regarding our performance within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “may,” “will,” “might,” “expect,” “believe,” “anticipate,” “could,” “would,” “estimate,” “continue,” “pursue,” or the negative thereof or comparable terminology, and may include (without limitation) information regarding our expectations, goals or intentions regarding future performance, including the forward-looking statements, including in the section titled “Financial Outlook.” Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.

The important factors that could cause actual results to differ materially from those in any forward-looking statements include, but are not limited to, the following: (i) we have a history of losses, and we may not become profitable in the future, (ii) we have a limited operating history, which makes it difficult to predict our future results of operations, and (iii) we do not have an adequate history with our support subscription offerings or pricing models to accurately predict the long-term rate of support subscription customer renewals or adoption, or the impact these renewals and adoption will have on our revenues or results of operations.

Further information on these and other factors that could affect our financial results and the forward-looking statements in this press release are included in our Form 10-K filed on March 15, 2016, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 filed on May 9, 2016 or in other filings we make with the Securities Exchange Commission from time to time, particularly under the caption Risk Factors.

All forward-looking statements in this press release are made as of the date hereof, based on information available to us as of the date hereof, and we undertake no obligation, and do not intend, to update these forward-looking statements.

About Hortonworks

Hortonworks is an industry leading innovator that creates, distributes and supports enterprise-ready open data platforms and modern data applications that deliver actionable intelligence from all data: data-in-motion and data-at-rest. Hortonworks is focused on driving innovation in open source communities such as Apache Hadoop, NiFi and Spark. Along with its 1,800+ partners, Hortonworks provides the expertise, training and services that allow customers to unlock transformational value for their organizations across any line of business.

Hortonworks, Powering the Future of Data, HDP and HDF are registered trademarks or trademarks of Hortonworks, Inc. and its subsidiaries in the United States and other jurisdictions. For more information, please visit www.hortonworks.com. All other trademarks are the property of their respective owners.

Hortonworks, Inc.

Unaudited Condensed Consolidated Statement of Operations

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Support subscription and professional services revenue:
Support subscription	$31,018	$18,082	$58,652	$31,226
Professional services	12,619	11,874	26,327	21,047

Total support subscription and professional services revenue	43,637	29,956	84,979	52,273
Cost of revenue:
Support subscription	5,880	3,036	10,781	5,585
Professional services	12,181	10,178	23,636	19,089

Total cost of revenue	18,061	13,214	34,417	24,674

Gross profit	25,576	16,742	50,562	27,599
Operating expenses:
Sales and marketing	46,175	33,309	88,258	61,066
Research and development	25,454	14,876	47,605	29,856
General and administrative	18,240	11,419	44,294	20,471

Total operating expenses	89,869	59,604	180,157	111,393

Loss from operations	(64,293)	(42,862)	(129,595)	(83,794)
Other income (expense), net	392	(28)	97	399

Loss before income tax expense	(63,901)	(42,890)	(129,498)	(83,395)
Income tax expense	296	110	451	195

Net loss	$(64,197)	$(43,000)	$(129,949)	$(83,590)

Net loss per share of common stock, basic and diluted	$(1.12)	$(1.01)	$(2.37)	$(1.99)

Weighted average shares used in computing net loss per share of common stock, basic and diluted	57,314,715	42,416,446	54,716,430	41,946,970

Hortonworks, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	June 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$37,816	$35,748
Short-term investments	70,823	58,553
Accounts receivable, net	61,401	53,913
Prepaid expenses and other current assets	6,708	5,276

Total current assets	176,748	153,490
Property and equipment, net	19,898	15,422
Long-term investments	21,468	2,592
Goodwill	34,333	34,333
Intangible assets, net	3,564	4,002
Other assets	1,036	872
Restricted cash	1,309	1,308

Total assets	$258,356	$212,019

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,707	$6,365
Accrued compensation and benefits	15,656	12,685
Accrued expenses and other current liabilities	11,738	14,989
Deferred revenue	97,484	90,407

Total current liabilities	138,585	124,446
Long-term deferred revenue	34,298	16,372
Other long-term liabilities	2,814	3,610

Total liabilities	175,697	144,428

Stockholders’ equity:
Preferred stock, par value of $0.0001 per share—25,000,000 shares authorized; none issued or outstanding as of June 30, 2016 and December 31, 2015	—	—
Common stock, par value of $0.0001 per share—500,000,000 shares authorized as of June 30, 2016 and December 31, 2015; 58,355,424 and 45,692,391 shares issued and outstanding as of June 30, 2016 and December 31, 2015, respectively	6	5
Additional paid-in capital	664,100	518,986
Accumulated other comprehensive loss	(644)	(546)
Accumulated deficit	(580,803)	(450,854)

Total stockholders’ equity	82,659	67,591

Total liabilities and stockholders’ equity	$258,356	$212,019

Hortonworks, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(64,197)	$(43,000)	$(129,949)	$(83,590)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,810	1,026	3,288	1,920
Amortization of premiums from investments	234	260	518	542
Amortization of intangible assets	219	—	438	—
Stock-based compensation expense	21,898	7,146	51,340	12,340
Impairment of promissory note receivable	—	—	717	—
Loss on disposal of assets	—	505	—	510
Provision for losses on accounts receivable	66	—	443	—
Other	(241)	—	(47)	—
Changes in operating assets and liabilities:
Accounts receivable	3,288	(7,373)	(7,859)	(8,980)
Prepaid expenses and other current assets	2,480	895	(988)	(2,000)
Other assets	(107)	(261)	(197)	(651)
Accounts payable	6,680	2,305	6,769	1,858
Accrued expenses and other current liabilities	(1,794)	2,320	(1,459)	5,758
Accrued compensation and benefits	2,737	1,942	3,040	2,406
Deferred revenue	13,079	11,891	24,765	17,675
Other long-term liabilities	(240)	328	(575)	1,467

Net cash used in operating activities	(14,088)	(22,016)	(49,756)	(50,745)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of investments	(6,765)	(30,318)	(80,519)	(72,375)
Proceeds from sale of investments	5,995	—	7,316	—
Proceeds from maturities of investments	18,780	8,285	40,979	36,146
Acquisitions	—	(3,721)	—	(3,721)
Issuance of promissory note receivable	—	—	—	(2,500)
Purchases of property and equipment	(4,916)	(2,374)	(7,275)	(7,637)
Change in restricted cash	—	—	—	31

Net cash provided by (used in) investing activities	13,094	(28,128)	(39,499)	(50,056)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from follow-on public offering, net of issuance costs	(615)	—	87,233	—
Proceeds from issuance of common stock	1,240	2,173	5,852	2,486
Purchase of treasury stock	(97)	—	(97)	—
Payments of contingent consideration related to an acquisition	—	—	(1,625)	—
Payments of capital lease liability	(39)	—	(64)	—

Net cash provided by financing activities	489	2,173	91,299	2,486

Effect of exchange rate changes on cash and cash equivalents	(190)	—	24	—
Net (decrease) increase in cash and cash equivalent	(695)	(47,971)	2,068	(98,315)
Cash and cash equivalents—Beginning of period	38,511	78,740	35,748	129,084

Cash and cash equivalents—End of period	$37,816	$30,769	$37,816	$30,769

Hortonworks, Inc.

Reconciliation of GAAP to Non-GAAP

(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Non-GAAP Gross Profit and Margin:
Gross profit	$25,576	$16,742	$50,562	$27,599
Stock-based compensation expense	1,417	521	2,775	791

Non-GAAP gross profit	$26,993	$17,263	$53,337	$28,390

Gross margin percentages:
GAAP	59%	56%	59%	53%
Non-GAAP	62%	58%	63%	54%

Non-GAAP Operating Loss and Margin:
Operating loss	$(64,293)	$(42,862)	$(129,595)	$(83,794)
Stock-based compensation expense	21,898	7,146	51,340	12,340
Acquisition-related retention bonus	—	559	—	3,506
Amortization of intangible	219	—	438	—
Impairment of promissory note receivable	—	—	717	—
Litigation expense	600	—	600	—
Loss on asset write-off	—	503	—	503

Non-GAAP operating loss	$(41,576)	$(34,654)	$(76,500)	$(67,445)

Operating margin percentages:
GAAP	(147)%	(143)%	(153)%	(160)%
Non-GAAP	(95)%	(116)%	(90)%	(129)%

Non-GAAP Net Loss and Net Loss per Share:
Net loss	$(64,197)	$(43,000)	$(129,949)	$(83,590)
Stock-based compensation expense	21,898	7,146	51,340	12,340
Impairment of promissory note receivable	—	—	717	—
Acquisition-related retention bonus	—	559	—	3,506
Amortization of intangible asset	219	—	438	—
Litigation expense	600	—	600	—
Loss on asset write-off	—	503	—	503

Non-GAAP net loss	$(41,480)	$(34,792)	$(76,854)	$(67,241)

Weighted average shares	57,314,715	42,416,446	54,716,430	41,946,970
Non-GAAP net loss per share	$(0.72)	$(0.82)	$(1.40)	$(1.60)

Hortonworks, Inc.

Reconciliation of GAAP to Non-GAAP (continued)

(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Adjusted EBITDA:
GAAP revenue	$43,637	$29,956	$84,979	$52,273
Add: Total change in deferred revenue	12,661	11,891	25,003	17,675
Less: Cost of revenue	(18,061)	(13,214)	(34,417)	(24,674)
Less: Operating expenses	(89,869)	(59,604)	(180,157)	(111,393)
Add: Non-GAAP cost of revenue and operating expense adjustments:
Stock-based compensation expense	21,898	7,146	51,340	12,340
Depreciation expense	1,810	1,026	3,288	1,920
Acquisition-related retention bonus	—	559	—	3,506
Amortization of intangible	219	—	438	—
Litigation expense	600	—	600	—
Impairment of promissory note receivable	—	—	717	—
Loss on asset write-off	—	503	—	503

Adjusted EBITDA	$(27,105)	$(21,737)	$(48,209)	$(47,850)

Stock-based compensation expense by function:
Cost of revenue	$1,417	$521	$2,775	$791
Sales and marketing	6,039	1,947	11,658	3,364
Research and development	8,778	2,231	16,582	4,354
General and administrative	5,664	2,447	20,325	3,831

Stock-based compensation expense	$21,898	$7,146	$51,340	$12,340

For Additional Information Contact:

Brian Marshall

VP, Corporate Development

bmarshall@hortonworks.com

650-305-7806